This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-LA-05130-LA-2105122 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-5130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to model 7-8-200 Aircraft and model 737-7 aircraft (collectively, Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. This Letter Agreement […***…]. The following is Boeing's understanding and current position for its tax filings and shall not serve as a substitute for the advice of Customer's own legal counsel. 1. Sales and Use Tax in the State of Washington It is assumed and understood for purposes of this discussion, that delivery of the Aircraft is to be made to Customer in the State of Washington, that title to the Aircraft will be either (i) transferred directly from Boeing or Boeing's assignee to Customer, and that the Aircraft is to be used by Customer in interstate and foreign commerce for the transportation of property and persons for hire or (ii) will be purchased by Customer or Customer's assignee solely for the purpose of resale or lease such resale or lease being in the regular course of Customer's or Customer's assignees business, such resale or lease transactions being unrelated to a US Permanent Establishment of the Customer or Customer’s assignee. Present Washington law exempts from the Washington State sales tax any: "Sales of airplanes . . . for use in conducting interstate or foreign commerce by transporting therein or therewith property and persons for hire . . .; component part of such airplanes . . . in the course of constructing, repairing, cleaning, altering, or improving the same . . ." RCW 82.08.0262.

WJE-LA-05130-LA-2105122 Page 2 BOEING PROPRIETARY Present Washington law exempts from the Washington State use tax: "The use of any airplane . . . used primarily in conducting interstate or foreign commerce by transporting therein or therewith property and persons for hire . . . and in respect to use of tangible personal property which becomes a component part of any such airplane . . ." RCW 82.12.0254. Present Washington law exempts from the Washington State sales tax, sales of exports. “In all circumstances there must be a certainty of export and the process of export must have started. It is not important that title and/or possession of the goods pass in this state so long as delivery is made directly into the export channel.” WAC 458-020-193C By its definition, present Washington law exempts from Washington State sales tax: "Sales to a person who . . . purchases for the purpose of resale as tangible personal property in the regular course of business without intervening use by such person. . ." RCW 82.04.050. Based on the foregoing, Boeing is of the opinion that under present law, if the exemption certificate required by the rules of the Washington State Department of Revenue is furnished by Customer to Boeing, the sale of the Aircraft by Boeing to Customer will not be subject to Washington State sales or use tax, and Boeing is not required to collect from Customer a Washington State sales or use tax as a result of such sale. As of the date of this Letter Agreement, Boeing is not aware of any codified law or pending Washington State legislation that will impose a sales, use or similar transfer tax on the Aircraft within the period contemplated for delivery of the Aircraft. 2. United States Federal Income Taxes As of the date of this Letter Agreement, under present United States federal law, the sale of aircraft to the Customer is not subject to federal income taxes imposed on the Customer related to the Aircraft or its Buyer Furnished Equipment within the period contemplated for delivery of the Aircraft, nor is Boeing aware of any codified law or pending federal legislation regarding such taxes. As of the date of this letter agreement, United States federal tax law has not enacted a value added tax, goods and services tax, or other consumption type tax. 3. Cooperation and Mitigation If prior to delivery of the Aircraft, United States federal income tax law or Washington State sales and use tax law has enacted or current law amended such that the delivery in Washington State of any Aircraft directly from Boeing or a Boeing assignee to Customer results in tax exposure to either party different from that described in paragraphs 1 and 2, above, the parties shall work together as permitted by applicable law to minimize the exposure to such taxes.

WJE-LA-05130-LA-2105122 Page 3 BOEING PROPRIETARY 4. Confidential Treatment The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to (i) Customer and Customer affiliates’ employees, officers and directors and (ii) Customer and Customer affiliates’ legal counsel, professional advisors and auditors subject to a duty of confidence or a non- disclosure undertaking, in each case with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. In addition, with respect to disclosure of the contents hereof to third parties who may be or are involved with financing (in any form, including sale and lease-back) of Aircraft (and/or Advance Payments) under the Purchase Agreement, Customer shall be entitled to disclose such information to such third party financiers, after consultation with Boeing, as the parties shall mutually agree (each acting reasonably and within industry and financing norms). ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact